CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Baywood International, Inc., a Nevada corporation (the "Company"), Annual Report on Amended Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof, I, Neil Reithinger, Chief Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          To the best of the undersigned's knowledge, based upon a review of the Company's Form 10-KSB for the year period ended December 31, 2003:

          1. The Company's Annual Report on Amended Form 10-KSB for the year ended December 31, 2003, fully complies with the requirements of
               Section  13(a)  or  15(d) of the Securities Exchange Act of 1934;

          2. The information contained in the Company's Amended Form 10-KSB for the year ended December 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                   /s/  Neil  Reithinger
                                   ---------------------
                                   Neil Reithinger, Chief Executive Officer,
                                   Principal Accounting Officer




STATE OF ARIZONA       )
                       )
County of Maricopa     )

          The foregoing was acknowledged before me this 27th day of July, 2004, by Neil Reithinger, Chief Executive Officer and Principal Accounting Officer of Baywood International, Inc., a Nevada corporation, on behalf of such corporation.



                                      Linda Telles
                                      ------------
                                      Notary Public

My Commission Expires:

June 6, 2008
------------



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